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                                                                   Exhibit 10.11


                              INVESTMENT AGREEMENT


         AGREEMENT dated March 25, 1996 among Raymond V. Sozzi, Jr., an individual residing at 300 Columbus Avenue, Apt. #2, Boston, MA 02116 (the "Member"), Student Advantage LLC, a Delaware limited liability company (the "Company"), and Princeton Review Publishing, L.L.C., a Delaware limited liability company (jointly with any successor or assign, the "Investor").

         WHEREAS, the Company is engaged in the business (the "Business") of operating and developing a student membership organization (the "Program") for profit, which business was previously conducted by the Member and certain others at various times as a sole proprietorship and then as a partnership;

         WHEREAS, the Member will own, after the initial investment hereunder, 4,026 Units of membership interest of the Company;

         WHEREAS, the parties hereto desire for the Investor to invest in the Company on the terms and subject to the conditions set forth herein; and

         WHEREAS, the Company and the Investor desire to enter into certain joint marketing arrangements on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and promises herein contained and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. ISSUE AND SALE OF SECURITIES. (a) At the Closing (as defined in Section 2 hereof), the Company shall issue and sell to the Investor membership interests (the "Securities") of the Company that shall constitute upon issuance 2,479 Units out of a total of 10,000 Units of all issued and outstanding membership interests of the Company (collectively, the "Membership Interests"), at an aggregate purchase price of $250,000.

                  (b) At the Closing, the Investor shall lend to the Company an aggregate of $75,000, to be evidenced by a Convertible Secured Promissory Note (the "Convertible Note"), due in full on September 30, 1997.

                  (c) ACQUISITION LOAN. The Investor shall lend to the Company not more than $100,000, to be evidenced by a Secured Term Acquisition Promissory Note in the principal amount of $100,000 (the "Term Acquisition Note") on the following terms and conditions (the "Acquisition Loan"). The Acquisition Loan shall be made, conditioned upon the closing by the Company of the acquisition of the business and





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assets of The Passport, Inc. ("Passport") (the "Acquisition"), on the schedule of cash needed for the payment of the last $100,000 of purchase price in connection therewith, provided that (i) such closing occurs on or before June 30, 1996, (ii) the Acquisition involves aggregate consideration paid by the Company not exceeding $175,000, is pursuant to a written agreement, the terms and conditions of which are acceptable to the Investor, (iii) the obligation to repay the Acquisition Loan shall be evidenced a secured Term Acquisition Note, which will provide for installment loans scheduled to coincide with the payment of the purchase price after $50,000 of payments due from the Company to Passport in connection with the Acquisition (provided that upon payment in full of the purchase price of the Acquisition the balance of such $100,000 shall be advanced under the terms of the Acquisition Loan), in form acceptable to the Investor, which note shall provide that the principal amount of the Term Acquisition Note shall be repaid in full on September 30, 1998 (or September 30, 1997 to the extent that the Investor chooses to exercise its conversion option under the Convertible Note), together with interest at the prime rate, and that the repayment shall be secured by the same assets securing the Convertible Note pursuant to a security agreement and a pledge agreement in form acceptable to the Investor, (iv) no material adverse change shall have occurred in either the business or the financial condition of the Company, and (v) all representations and warranties contained in Section 5 herein are true and correct at the closing of the Acquisition.

         2. CLOSING. The closing (the "Closing") at which the Securities and the Convertible Note shall be sold to the Investor pursuant to this Agreement shall be held simultaneously with the signing of this Agreement on the date hereof (the "Closing Date").

         3. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities to satisfy the working capital needs of the Company as set forth in Schedule 3 hereto.

         4. CONDITIONS. The purchase of and payment for the Securities to be sold and delivered to the Investors at the Closing is subject to the accuracy in all material respects of all representations and warranties by the Company contained herein and to the performance by the Company of all the terms and conditions on its part to be performed hereunder on or prior to the Closing Date and to the satisfaction on or prior to the Closing Date of the following conditions precedent:

         4.1.     CERTIFICATE. [Omitted.]

         4.2. CO-SALE AGREEMENT. The Company and the Member shall have entered into the Contract of Right of Co-Sale.




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         4.3.     SECURITY AGREEMENT AND NOTES. The Company shall have entered into the Security Agreement and executed and delivered UCC-1 financing statements as required by the Investor, and, prior to the advance of funds covered thereby, the Convertible Note and the Term Acquisition Note. The Member shall have entered into a Pledge Agreement with the Investor.

         4.4. OPERATING AGREEMENT. The members of the Company including the Investor shall have entered into an Operating Agreement in respect of the Company (the "Operating Agreement").

         4.5. EMPLOYMENT AGREEMENT. The Member shall have entered into an Employment Agreement with the Company.

         5. COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the Company and the Member, jointly and severally, represents and warrants, each of which representation and warranty shall be deemed material and to have been relied upon by the Investor, that as of the date hereof:

         5.1. ORGANIZATION, GOOD STANDING AND AUTHORITY. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware without limit as to the duration of its existence, except as set forth in the Operating Agreement. The Company is authorized and in good standing to do business in Massachusetts. The Company has the power and adequate authority, rights and franchises to own its property and carry on its business as now being conducted or as contemplated to be conducted herein. The Company has the power and adequate authority to enter into and perform this Agreement and to issue the Securities. Copies of its Certificate of Formation, together with all amendments, as filed with the Secretary of State of Delaware on December 5, 1995, and a Certificate of Good Standing of recent date, all certified by the appropriate officer of the State of its organization (Exhibit 5.1) and a copy of its Operating Agreement and consent of its members authorizing this Agreement certified by its Manager or other appropriate officer (Exhibit 4.4) are attached hereto.

         5.2. MEMBERSHIP INTERESTS. All of the issued and outstanding Membership Interests are, and the Securities when issued will be, duly authorized, validly issued, fully paid and non-assessable and were, and will be, issued in compliance with all applicable securities laws. The capitalization of the Company including all long-term and short-term debt both prior to and as adjusted for the transactions contemplated herein is set forth on Schedule 5.2 hereto. Except as set forth in Schedule 5.2 there are no (a) authorized or outstanding equity securities of any class; or (b) outstanding or contingent agreements, arrangements or commitments, warrants, options or other



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rights to subscribe for or purchase, or otherwise acquire by conversion, exchange or otherwise, any equity securities of the Company.

         5.3. FINANCIAL. (a) The Company has maintained the books of account of the Business in accordance with applicable laws, rules and regulations, except to the extent that a failure to do so would not have a material adverse effect on the business, financial condition or prospects of the Business (a "Material Adverse Effect"), and such books and records are and, during the periods covered by the Financial Statements (as defined in Section 5.3(b) hereof), were correct and complete in all material respects, and in all material respects completely and accurately reflect the transactions of the Business and the income expenses, assets and liabilities of the Business, including the nature thereof and the transactions giving rise thereto.

                  (b) Included in Schedule 5.3 hereto are unaudited balance sheets of the Business as of October 31, 1995 and as of February 23, 1996 (the "Balance Sheet") and the related unaudited statements of operations for the fiscal year ended December 31, 1994 and the 10-month period ended October 31, 1995 (collectively the "Financial Statements").

                  (c) The Financial Statements have been prepared from the books of account of the Company and present fairly the financial position of the Business as of the date of such statements and the results of operations of the Business for the periods covered thereby.

                  (d) The Business and the Company have no liabilities (including, without limitation, unasserted claims, whether known or unknown, matured or unmatured, absolute, contingent or otherwise) that are not reflected or are in excess of the amount reflected in the Balance Sheet or notes thereto except (i) those incurred since the time of preparation of the Balance Sheet in the ordinary course of business, consistent with past practice, in arms' length transactions with unrelated parties, which are consistent with the cash flows and liabilities projected in Schedule 5.10 hereto and which do not have and cannot reasonably be expected to have, in the aggregate, a Material Adverse Effect (ii) those specifically described on Schedule 5.3(d) hereto; and (iii) those that have inadvertently been omitted from Schedule 5.3(d) but which do not exceed $20,000 in the aggregate, provided any liability to a member or an affiliate of a member shall be deemed not inadvertent.

         5.4. TITLE AND CONDITION OF ASSETS. (a) Other than inventory disposed of in the ordinary course of business (consistent with customary practice), the Company has and will retain after Closing good and marketable title to all of the assets reflected on the Balance Sheet or necessary to conduct its business or used in the Business as operated during the prior year, free and clear of liens, encumbrances, claims of third parties, security interests, mortgages, pledges, agreements, options and rights of others



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of any kind whatsoever, whether or not filed, recorded or perfected, and including, without limitation, any conditional sale or title retention agreement or lease in the nature thereof or any financing statements filed in any jurisdiction or any agreement to give any such financing statements (hereinafter collectively referred to as "Liens"), other than rights of third parties under leases of tangible personal property used in the ordinary course of business, liens for taxes not due and payable, and liens granted to the Investor.

                  (b) Schedule 5.4(b) hereto sets forth all existing trademarks, trademark registrations, applications for trademark registrations, trade names and copyrights owned by the Company or used in the Business. The Company either: (i) owns the entire right, title and interest in and to such intellectual property free and clear of Liens; or (ii) has the perpetual, royalty-free, worldwide right to use same.

                  (c) Except as set forth on Schedule 5.4(c) hereto, no claim is pending or, to the knowledge of the Company, threatened against the Company by any person or entity relating to (i) any of such intellectual property, or its use, or (ii) infringement by the Company on the intellectual property rights of any person or entity; or (iii) infringement by any person or entity on the intellectual property rights of the Company. To the knowledge of the Company, no valid basis exists for any claims referred to in this paragraph 5.4(c).

         5.5. NO CONFLICT; BINDING AGREEMENT. (a) The execution and delivery of this Agreement and the performance of the provisions hereof are duly authorized by the Company and do not require the consent or approval of any governmental body or other regulatory authority or any third party not yet obtained. All Company action for the due execution and delivery of this Agreement, including the creation, issuance and sale of the Securities, have been duly and validly obtained or taken. No right of any of the Company's members or creditors is impaired or infringed upon by this Agreement. This Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms.

                  (b) The execution, delivery and performance of this Agreement and the transactions contemplated herein will not:

                           (i) constitute a violation of the Certificate of Formation or the Operating Agreement, each as amended through the date hereof, of the Company;

                           (ii) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease, agreement, license, commitment or



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


                  purchase order to which the Company, any subsidiary or any of their respective properties is bound;

                           (iii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to the Company or any subsidiary, or the business of the Company or any subsidiary; or

                           (iv) result in (A) the acceleration of any debt or other obligation of the Company or any subsidiary; (B) the creation of any Lien, charge or other encumbrance upon any of the assets of the Company or any subsidiary, other than liens granted to the Investor; (C) the termination or cancellation or right to terminate or cancel any obligation owed to the Company or any subsidiary; (D) the creation of any right adverse to the Company or any subsidiary.

         5.6.     SUBSIDIARIES; OTHER INVESTMENT. Except as described on
Schedule 5.6 hereto, the Company has at the date hereof no subsidiaries or other equity investments or other interests in any corporation, limited liability company, partnership, joint venture or other entity.

         5.7. LITIGATION. (a) Except as set forth on Schedule 5.4(c) hereto, there are no actions, suits, claims or proceedings, whether in equity or at law, or governmental or administrative investigations pending or, to the knowledge of the Company, threatened (i) by, against or otherwise involving the Company, any of the assets of the Company or any asset or property of others leased or used by the Company or (ii) which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement. To the knowledge of the Company, there is no reasonable basis for any such action, suit, claim or proceeding.

                  (b) The Company is in substantial compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any violation by it of, any statute, law, ordinance, regulation, decree or order applicable to the business or operations of the Company.

                  (c) Neither the Company, nor any of its assets nor the transactions contemplated under this Agreement, is subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to the business and operations of the Company.

                  (d) To the knowledge of the Company, the Company has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and licenses and other governmental consents (a list



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of which is included in Schedule 5.7) which are required in connection with the business and operations of the Company, with the exception of the 1994 Schedule C and related tax return relating to the Member's involvement with the Company when it was a sole proprietorship which Schedule C the Member plans to file with the Internal Revenue Service of the United States (the "IRS") in the form attached as Schedule 5.8 hereto without any material change therein. All of such material permits, licenses and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them is pending or, to the best knowledge of the Company, threatened, and none of them will be affected by the consummation of the transactions contemplated hereby.

         5.8. TAXES. (a) To the knowledge of the Company, the Company has duly filed all tax reports and returns required to be filed in respect of the business and operations of the Company and its assets as of this date, with the exception of the 1994 Schedule C relating to the Company when it was a sole proprietorship which the Member plans to file with the IRS in the form attached as Schedule 5.8 hereto without any material change therein. All such tax reports and returns are complete, accurate and in compliance with all relevant laws and regulations in all material respects, and none has been audited by any governmental authority. The Company has paid and discharged all federal, state, local (including all withheld taxes due to date hereof) and foreign taxes, interest, penalties or other payments required, as the case may be, to be paid and then currently due as shown on such tax reports and returns or otherwise in respect of the assets and the business, operations and employees of the Company as of this date. Notwithstanding the above, the predecessor of the Company has not filed all of the Form 1099s with the IRS that it was required to file.

                  (b) The Company has not received notice of any tax deficiency outstanding, proposed or assessed against it, nor does it have any knowledge of any basis for any tax deficiency or assessment, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax. There are no tax liens upon, pending against or, to the knowledge of the Company, threatened against any of the Company's assets.

         5.9. BROKERAGE. No finder's fees, brokerage commissions, consulting fees and like charges are due or to be paid in connection with the transactions contemplated by this Agreement.

         5.10. BUDGET. The Company has delivered an annual budget of cash flows for the 1996 and 1997 calendar years, including reasonably detailed line items of expenses and income as set forth on Schedule 5.10 attached hereto. To the Company's knowledge and belief, the assumptions on which such budget is based are reasonable in light of the Company's condition and its industry's market. To the knowledge of the Company, no material change has occurred since the preparation of such budget to the



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date hereof in any of the facts or data underlying such assumptions or upon which such budget was based that would make the achievement of such budget by the Company materially less likely than prior to such change.

         5.11. CONTRACTS, ETC. (a) All contracts, leases, agreements, licenses, commitments and orders to which the Company is a party or by which the Company or any of its assets is bound ("Contracts") are listed on Schedule 5.11 hereto.

                  (b) Except as disclosed on Schedule 5.11 hereto, all such Contracts have been properly assigned to the Company, constitute the legal, valid and binding obligations of the Company and, to the knowledge of the Company, the other parties thereto, and there are no existing defaults by the Company, or, to the knowledge of the Company, by any other party thereto; and no event, act or omission has occurred which (with or without notice, lapse of time and/or the happening or occurrence of any other event) would result in a default by the Company thereunder (or result in there arising any right adverse to the Company) or, to the knowledge of the Company, in a default by any other party thereto. No other party to any of such Contracts has asserted the right to renegotiate, or cancel or terminate prior to the full term thereof, any of the terms or conditions of any of such Contracts, and, to the Company's knowledge, no reasonable basis for any such right exists.

         5.12. MINUTE BOOKS. Prior to the date hereof, the Company has not prepared minutes or maintained minute books.

         5.13. ERISA. The Company does not and has not maintained any pension plan or other health, welfare or benefit plan subject to ERISA.

         5.14. INSURANCE. Attached hereto as Schedule 5.14 are copies of the certificates of insurance for policies maintained by the Company. All such insurance is in full force and effect, and the Company is current in all premiums.

         5.15. THE COMPANY AND PREDECESSORS. The Business was operated prior to January 1, 1995 as a sole proprietorship of Raymond V. Sozzi, Jr. and during the 1995 calendar year as a general partnership among Raymond V. Sozzi, Jr., Daniel Siegel, G. Todd Eichler, Mark Caputo, Linda Strain, and Tom Haines. The representations and warranties set forth in Sections 5.3, 5.4, 5.5, 5.7, 5.8, 5.11, 5.13 and 5.16 herein shall be deemed to refer, and all references to the Company therein shall be deemed to refer, to the Company and such proprietorship and partnership as they have operated since the inception of the Business.

         5.16. DUE DILIGENCE. The information provided by the Company in the 1995-96 Northeast Directory is accurate and complete in all material respects. The



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Company is unaware of any loss or threatened loss of any business from any material national or local sponsor. Since January 1, 1995, the Company is not aware of any event or other development that has occurred that could cause a material loss or decline in sales of the Business or otherwise material adversely affect the Business.

         5.17. MEMBERSHIP LIST. Attached hereto as Schedule 5.17 is an analysis of the approximate number of student members of the Program in each class of membership shown thereon. To the knowledge of the Company, each such member is a member in good standing and has paid all dues and charges currently due in regard to his or her class of membership.

         5.18. TRADEMARKS. The "Student Advantage" name and logo currently in use are registered trademarks of the Company, and, to the knowledge of the Company do not infringe, and are not infringed by, any trademark currently registered with the Patent and Trademark Office of the United States or in use in interstate commerce in the United States.

         5.19. PASSPORT TRANSACTION. Attached as Schedule 5.19 hereto is a complete copy of all written communications or parts thereof between or among the Company, Passport, or any of their officers, directors, partners, employees, agents or representatives that describe or refer to any claim or any basis for a claim by Passport against the Company or any of its affiliates (a "Claim Communication"). The Company and its officers, employees, agents and representatives have not received any oral communication that, if in writing, would constitute a Claim Communication, except those that are reflected in the Claim Communication. Except as set forth in Schedule 5.19, there are no actions, suits, claims or proceedings by Passport against the Company nor is any contemplated.

         All representations and warranties contained in this Agreement or made by or on behalf of the Company in writing in connection with the transactions contemplated herein shall survive the Closing for a period of two years. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or, in connection with the transactions contemplated herein, shall constitute representations and warranties by the Company hereunder.

         6.       SECURITIES LAW MATTERS; INVESTOR'S REPRESENTATIONS.

         The Investor represents and warrants to the Company as follows, and acknowledges that the Company is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by the Company or on its behalf.




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         6.1.     AUTHORIZATIONS AND BINDING EFFECT. (a) The Investor is a
limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and is qualified to transact business and is in good standing as a foreign limited liability company in the jurisdictions where it is required to qualify.

                  (b) This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement does not and will not:

                           (i) constitute a violation of the Certificate of Formation or the Operating Agreement, each as amended through the date hereof, of the Investor;

                           (ii) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease or agreement to which the Investor or any of its properties is bound;

                           (iii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to the Investor; or

                           (iv) result in the acceleration of any debt or other obligation of the Investor.

         6.2. LITIGATION. No actions, suits, claims, proceedings or investigations (whether or not purportedly on behalf of or against the Investor), are pending or threatened against the Investor at law or in equity that relate to the transactions contemplated by this Agreement or that will prohibit the Investor from performing the obligations to be performed by it hereunder.

         6.3. SECURITIES MATTERS. The Investor is acquiring the Securities hereunder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, subject at all times to any requirement of law that disposition of its property shall at all times be within its control. The Investor represents that its has no current intention of distributing or reselling any of the Securities.

         6.4. FINANCIAL. As of the date hereof, the Investor's net tangible assets exceed its total liabilities, as determined from its most recent balance sheet, which was prepared in accordance with generally accepted accounting principles, by at least



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$1,000,000, and the Investor and its Princeton Review affiliates have current assets/cash in excess of $1,000,000.

         6.5. BROKERAGE. No finder's fees, brokerage commissions, consulting fees and like charges are due or to be paid in connection with the transactions contemplated by this Agreement.

         7. COMPANY COVENANTS. The Company covenants and agrees that, during the term hereof, it shall, unless the Investor shall have otherwise consented in writing, comply with the following provisions:

         7.1. MAINTAIN EXISTENCE, ETC. (a) The Company shall at all times maintain the business described in Schedule 7.1 attached hereto, keep its and any material subsidiaries' corporate existence, rights and franchises in full force and effect and operate in all material respects in compliance with all applicable laws, rules, regulations, ordinances, orders and decrees. During the two-year period following the date hereof, the Company shall not, and shall not allow any subsidiary to, merge or consolidate with, or engage in an equity exchange with, or acquire the assets out of the ordinary course of business (as described in Schedule 7.1) of any other person, corporation or other entity (a "Merger Transaction"), except acquisitions of inventory to be used in the ordinary course and acquisitions approved by the Board of Directors, after which the Investor and the Member retain a majority of Membership Interests after giving effect to such acquisition (or the Company retains a majority of the equity interests in the case of any subsidiary). After two years following the execution hereof, the Company shall not engage in a Merger Transaction unless all members of the Company share ratably according to their Membership Interests in all consideration and compensation of all kinds paid or delivered, directly or indirectly, to the Company or any member or any of their affiliates in connection therewith. If the Member and the Investor hold together less than a majority interest in the surviving entity following a Merger Transaction, the Company shall provide in all agreements in connection therewith that the Investor shall have, at its sole discretion, the option to sell, and the Company and the post-merger entity shall agree to purchase, the Investor's Membership Interest in the Company, such option being exercisable by written notice to the Company within 30 days following the consummation of such Merger Transaction at a price equal to the Investor's Membership Interest multiplied by the fair market value of the Company as a whole determined in accordance with the procedure described in Section 9.2 of the Operating Agreement; provided, however, that the minimum price shall be the greater of (i) the amount of the Investor's equity capital contributions less cumulative cash distributions to the Investor in excess of the Investor's allocable portion of net profits, and
(ii) the amount of the Investor's capital account in the Company. If the Investor shall choose to exercise such option, then the Investor may also terminate the provisions of Section 9 hereof.



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


                  (b) The Company shall not at any time authorize, issue or sell any equity security or right to acquire any equity security without the approval of the Board of Directors.

                  (c) The Company shall not liquidate, wind up or dissolve (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property or assets whether now owned or hereafter acquired other than in the ordinary course of business as described in
Schedule 7.1 (an "Asset Transaction") PROVIDED, HOWEVER, that with the prior approval of the Board of Directors, the Company may only engage in an Asset Transaction during the two years from the date hereof if the Company is valued at $2,000,000 or more, net of any debt assumed by the purchaser, subject to a right of first refusal by the Investor, described in Section 7.1(d) hereof, and thereafter, subject only to the right of first refusal contained in Section 7.1(d); PROVIDED FURTHER that the Company may not enter into any transaction described in this Section 7.1(c) with Stanley H. Kaplan Educational Center, Ltd., its subsidiaries, successors, assigns or affiliates or any other company involved in the test preparation business and which holds a 10% market share of such business.

                  (d) (i) If the Company receives an offer from an unrelated third party to engage in an Asset Transaction (an "Offer"), and the Company elects to engage in such Asset Transaction, it shall deliver notice of such election (the "Offer Notice") in writing to the Investor. Such Offer Notice shall state all of the economic and principal legal terms of such Offer in detail and the identity, business address and telephone number of the offeror ("Offeror") and to whose attention inquiries regarding the Offer should be sent, and any parent, subsidiary or affiliated person or entity involved in the Offer, or in any way related to the Offeror, and the Offer Notice shall be deemed an offer by the Company to engage in such Asset Transaction with the Investor on the same terms as offered to such Offeror (which shall include any and all consideration that is agreed in connection therewith, or at or about the same time, to be paid in respect of services or restrictive covenants) for consideration equal to the total consideration set forth in the Offer Notice.

                           (ii)     Promissory notes included in the Offer as
part of the consideration offered may be made on the same terms by the Investor exercising its option. The cash value of any consideration included in the Offer other than cash or notes shall be finally determined based on the fair market value of such consideration. Such cash value of such consideration shall be deemed to be part of the Offer terms.

                           (iii)    The Investor, upon receipt of such Offer
Notice, shall have the option to engage in such Asset Transaction with the Company at 105% of the purchase price stated above and on the terms specified herein, provided however, that if the Offeror is a Competitor (as defined in Section 9.10(a) hereof), then the Investor shall pay only the purchase price. The option shall be exercisable by written notice within thirty (30) days from the date of the receipt of the Offer Notice. The Investor shall send written notice as to whether it elects to exercise its option. The Company shall not consider a new offer from the Offeror or from another party after notice has been sent by the Investor of its intention to exercise its option.

                           iv)      Notwithstanding subsection (iii) above, if
the Offer is modified or altered in any way after the Offer Notice has been sent to the Investor, then the Company shall send another Offer Notice which shall be deemed a new offer by the Company to engage in an Asset Transaction with the Investor at a price and on the terms set forth in the new Offer Notice. The Investor shall then have thirty (30) days from the date of delivery of the new Offer Notice to send written notice as to whether it elects to exercise its option.

                  (e)      [OMITTED]

         7.2. INSURANCE. The Company shall maintain insurance against such risks and at least in such amounts as are now carried by the Company and in such other amounts as are customarily carried by companies similarly situated. The Company shall also maintain keyman term life insurance on the life of Raymond V. Sozzi, Jr. in the amount of $500,000. All such insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility.

         7.3. RESTRICTIONS ON DISTRIBUTIONS, REDEMPTIONS, etc. The Company shall, on or before April 15th of each year, distribute pro rata among its members an aggregate amount equal to 45% of its cumulative (after January 1, 1996) post-tax profit (as shown on its tax return for the prior calendar year). The Company may make additional distributions pro rata among its Members upon the approval of the Board of Directors up to, in the aggregate, 75% of such cumulative post-tax profit. The Company shall not otherwise pay any dividend or distribution or make any payment on account of the purchase, redemption or other retirement of any securities issued by it or of any warrants, options or similar rights to purchase its securities, or make any other distribution in respect of its securities, either directly or indirectly, or prepay or redeem in whole or in part, either directly or indirectly, any equity security.

         7.4. PROHIBITED INVESTMENT, CONTRACTS, ETC. (a) Except with approval of the Board of Directors, the Company shall not, directly or indirectly, purchase, sell or lend/borrow any securities or other property from or to any officer, director (except a director designated by the Investor) or employee of the Company, or any relative or any person or entity in any other way affiliated, directly or indirectly, with any of them.

                  (b) The Company shall not make any expenditure or series of related expenditures, or agree or commit to do same: (i) for expenditures outside of the business described on Schedule 7.1, in excess in the aggregate of $25,000 for the first six months following the date hereof, or $50,000 per year; or (ii) without the approval of the Board of Directors, for expenditures within the business described on Schedule 7.1, in excess in the aggregate of $75,000 per year.

                  (c) Any provision herein to the contrary notwithstanding, the Company may make loans (including to employees of the Company) in an aggregate amount only up to $25,000 with interest at 6%, repayable in the case of employees from salary, bonuses and distributions, if applicable.

         7.5. BOARD OF DIRECTORS. The Company's Board of Directors shall be composed of no less than three nor more than seven persons. If the number of Directors is five or fewer, the Company shall cause to be elected to the Company's Board of Directors one person designated by the Investor in its discretion, and if the number of Directors is greater than five, the Company shall cause to be elected to the Company's Board of Directors two persons designated by the Investor in its sole discretion. Any provision in the Operating Agreement to the contrary notwithstanding, (a) the Company shall provide reasonable advance notice to the designated director(s) of the Investor of each meeting, whether regular or special, of the Board of Directors of the Company, (b) no Board Committee may be constituted without one of the designated directors of the Investor, and (c) the Company hereby waives any bond with respect to the Investor's designated directors that might be required under the Operating Agreement. The Board of Directors of the Company shall hold meetings at least semi-annually. The Investor may call meetings of the Members or the Board as long as the Investor holds at least 10% of the issued and outstanding Membership Interests in the Company. No meeting of the Members or the Board to take action on behalf of the Company shall be held without the Investor's designee in attendance, or afforded an opportunity to attend by telephone. No meeting of the Members shall take place without advance notice being given to the Investor or the Investor's designee.

         7.6. PROHIBITED CONTRACTS. The Company shall not and shall not allow any subsidiary to enter into any agreement, commitment, arrangement, transaction or understanding that (i) would breach, or make impossible the Company's compliance with any of the terms of this Agreement, or (ii) would involve as a party thereto any person or entity affiliated in any way, directly or indirectly, with the Company or any Member, officer or director of the Company, on terms that impose any obligation or provision on the Company that is not consistent with customary practice, or is not commercially fair and reasonable and beneficial to the Company, or is in any way less favorable to the Company than would have been obtained from an arms-length negotiation with an unrelated party desiring to enter into such relationship with the Company.

         7.7. FINANCIAL STATEMENTS AND NOTICES. (a) The Company shall keep, and shall cause each of its subsidiaries to keep, true books of record and account in which full, true and correct entries in accordance with sound accounting practice will be made of all income, expenses, dealings and transactions in relation to its business and activities.

                  (b)      The Company shall deliver to the Investor:

                           (i) as soon as practicable, and in any event within 45 days after the close of each interim six-month period of the Company (75 days from the close of each fiscal year period), (A) a balance sheet of the Company as of the end of such period and (B) statements of operations, changes in financial position and members' equity of the Company for such six-month period, in each case setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year, prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied (in the case of an interim six-month period, subject to normal year-end adjustments) and in reasonable detail and (in the case of year-end statements) reviewed (or, if the Company had in excess of $4 million of revenues in such year, audited) by the independent certified public accountants selected by the Company and approved by the Investor, such approval not to be unreasonably withheld;

                           (ii) as soon as practicable, and in any event within 30 days after the close of each month, (A) an unaudited balance sheet of the Company as of the end of such month and
                  (B) unaudited statements of operations and changes in financial position of the Company for the month and the portion of the fiscal year ended with the end of such month, in each case setting forth in comparative form the corresponding figures for the comparable period one year prior thereto, if available, prepared from the books and records of the Company in accordance with generally accepted accounting principles for monthly financial statements consistently applied (subject to normal year-end adjustments);

                           (iii)    by January 15th of each year, a
                  month-by-month budget in reasonable line item detail for the upcoming year, together with monthly cash flow projections for such year, which shall be reviewed, revised if appropriate and approved by the Board of Directors on or before January 31st of such year; and

                           (iv) as soon as practicable, such other financial and business data as may reasonably be requested by the Investor and available to the Company without additional material expense (which shall not include personnel time to compile and organize same).

                  (c) The Investor may require the Company to prepare audited financial statements as reasonably needed by the Investor at Investor's expense.

         7.8. INSPECTION. The Investor may, by its designated representative, at its expense visit and inspect any of the properties of the Company and its subsidiaries, examine its books of account and discuss its affairs, finances and accounts with, and be advised of the same by, its officers and auditors, at such reasonable times and intervals as the Investor may desire.

         7.9. EMPLOYMENT ARRANGEMENTS. The Company shall not, and shall not allow any subsidiary to, enter into any arrangement or obligation, written or oral, or otherwise agree to hire a chief operating officer or a chief financial officer without the approval of the Board of Directors. The Company shall not change the compensation paid to the Member or enter into a new employment, consulting or similar agreement with the Member.

         7.10. NO AMENDMENTS TO COMPANY DOCUMENTS. The Company shall not amend its Certificate of Formation or the Operating Agreement or the Employment Agreement or Unit Option Agreement.

         7.11. ACCRUAL TO MEMBER. The accrual on the Balance Sheet in the amount of $52,000.00 payable to the Member shall be paid no earlier than three years from the date hereof, provided that the Company has excess cash available. The Member agrees that such debt shall be subordinated debt, junior to the claims of all other creditors of the Company, including other members of the Company.

         7.12. TERM OF COVENANTS. The covenants in this Section 7 will terminate in the event that the Investor owns and has a right to acquire in the aggregate less than 5% of the issued and outstanding Membership Interests, PROVIDED, HOWEVER, if the Investor continues to perform its obligations under
Section 9 hereof, the Investor shall have the right to designate one director to be elected to the Board of Directors of the Company pursuant to Section 7.5 hereof; Section 7.2 hereof shall remain in effect until all promissory notes are repaid to the Investor; and Section 7.7 shall remain in effect as long as Investor continues to own a Membership Interest.

         8.       PREEMPTIVE RIGHT AND MEMBER COVENANTS.

         8.1 PREEMPTIVE RIGHT. If the Board of Directors of the Company approves the issuance and sale of any securities or the Company otherwise plans to issue any securities, including, without limitation, as part of a merger, consolidation, acquisition, Asset Transaction or similar transaction, then the Investor shall have the right during the 20-day period after such approval to subscribe, by sending notice of its intent to subscribe, for up to that percent (the preemptive right percent), which shall equal the percent of membership interests that would be owned by the Investor upon the exercise of all those options to acquire membership interests in the Company then owned by the Investor, of all of such securities to be issued or sold on the same terms as they are to be sold to other purchasers. The closing of the Investor's purchase under this Section 8.1 shall be concurrent with the closing of the sale of such securities to other purchasers on adequate notice to the Investor. This Section
8.1 shall terminate upon the earliest to occur of: (a) the sale in a public offering registered under the Securities Act of 1933, as amended, of Membership Interests, either in their present form or as represented by shares of common stock, or hereafter issued to the Investor; or (b) the listing of the Membership Interests, either in their present form or as represented by shares of common stock, on any national stock exchange (as described under Section 12(b) of the Securities Exchange Act of 1934, as amended) or on the NASDAQ Stock Market.

         8.2. COVENANTS BY MEMBER. The Member covenants and agrees that, during the term hereof, he shall, unless the Investor shall have otherwise consented in writing, comply with the following provisions:

                  (a) TRANSFER BY THE INVESTOR. The Member agrees to vote his Membership Interests and all Membership Interests under his control to consent to any proposed transfer or pledge of Membership Interests by the Investor, to the extent such consent is required under the Operating Agreement; provided, however, that such consent shall not be deemed a waiver of any other provisions of the Operating Agreement, including the provisions of Section 9.4 thereof relating to rights of first refusal.

                  (b)      RECONSTITUTION FOLLOWING DISSOLUTION. [Omitted.]

                  (c) ENFORCEMENT OF THIS AGREEMENT. The Member agrees to vote his Membership Interests and all Membership Interests under his control in accordance with, and to take all reasonable steps necessary to effect, the provisions of this Agreement.

                  (d) SIMILAR HOLDINGS. The Member shall not obtain an equity interest in or engage personally in any transaction or business arrangement with any person or entity that supplies products or services to a customer base of high school, college and/or graduate school students or that transacts business with the Company, or any affiliate of such person or entity, nor shall the Member enter into any transaction utilizing the Company's list of members, prospects or distribution network, unless, in the case of an equity interest, the Investor is provided with the opportunity to obtain a similar equity interest or a share of the proceeds of such transaction on the same terms as the Member in an amount pro rata with the relative percentage of Units of the Company held by the Member and the Investor.

         8.3. MASTER CARD BONUS. If, within ninety (90) days of the date hereof, the Company completes a transaction with MasterCard International and its affiliates ("MC"), as evidenced by the execution of a binding agreement or the payment by MC of more than $50,000 on account and the total net cash consideration paid by MC to the Company on or prior to March 31, 1997 in respect of memberships that expire and other benefits that are delivered on or prior to August 31, 1997 (the "96/97 Consideration"), in connection with such transaction exceeds $300,000, and the Company's profit on such transaction, accounting for all costs in connection therewith (except no allocation shall be made for the Member's salary, and the Company's overhead shall be allocated only to the extent an increase in overhead is attributable to such MC transaction), exceeds 25% of the total consideration paid and to be paid in connection therewith, and the Company (together with Student Advantage Partnership) meets or exceeds, after payment of all bonuses, the cash flow projected for the 1996 calendar year, as indicated on Schedule 5.10 hereto, then the Company shall pay to the Member or employees of the Company designated by the Member 10% of the difference of the total 96/97 Consideration minus $300,000 as follows: one-half as an advance upon receipt of the money from MC if the conditions described above are reasonably projected to be satisfied, and one-half upon confirmation that the conditions provided for herein have been satisfied. At least 30% of the money due under this Section 8.3 shall be distributed as a bonus to employees other than the Member and his spouse.

         9.       MARKETING.

         9.1. TRANSFER OF STUDENT ACCESS. The Investor shall phase out its Student Access membership program by sending written notice to Student Access members to the effect that Student Access operations have been taken over by the Company and soliciting such Student Access members to join the Company's Program. The Investor shall use reasonable efforts to obtain the consent of its sponsor/vendors to the assignment of sponsorship to the Company.

         9.2. WEBSITE MARKETING. The Investor shall provide to the Company space on its online electronic sites (to the extent permitted by the applicable online service) or a link to the Investor's online electronic sites, including, without limitation, the Investor's own internet web site, to describe in general the benefits of the Program and how to enroll in the Program. The Company shall provide to the Investor space on the Company's online electronic sites when created (to the extent permitted by the applicable online service) or a link to the Company's online electronic sites when created, including, without limitation, the Company's own internet web site, when created, to describe the products and services offered by the Investor and its affiliates and how to obtain such products and services.

         9.3. BOOK INSERT MARKETING. The Investor shall, to the extent permitted under its publishing contracts and other contracts regarding its books, include a description, on the inside front or back cover of those books or on an insert in such book that the Investor reasonably deems to be appropriate among the books published by the Investor, of the general benefits of the Program and how to enroll in the Program.

         9.4. BOOK TITLES. The Investor shall as soon as reasonably practicable change the title of those books that are listed on Schedule 9.4 hereto and which are published by the Investor and which include the phrase "Student Access" by deleting "Student Access" and inserting "Student Advantage."

         9.5. EXCLUSIVITY BY THE INVESTOR. (a) The Investor shall not offer, sell or distribute to high school, college or university students materials that solicit enrollment in a program that is operated as a business that is primarily a student membership and discount service organization which offers a broad range of products and services supplied by independent sponsors and vendors through its membership cards and coupon books similar to the Program and which competes with the Program as long as marketing arrangements continue under this
Section 9 plus six months thereafter, provided the Program generally provides products and/or services approximately comparable with other student-membership/discount-service organizations. This Section 9.5 shall not apply to a discount or sponsorship offer submitted to the Company by the Investor and declined by the Company, after which the Investor may make the same offer through a competing organization. Except as set forth in this Section 9.5, the Investor shall not be bound by Section 9.7 of the Operating Agreement.

                  (b) The Investor shall not, so long as the Investor engages in the marketing arrangements with the Company as described in this
Section 9 and for a term of six months thereafter, engage in or plan or prepare to engage in operations as a business that is operated primarily as a student membership or discount service organization and that competes with the Program. Provided that, after termination of the marketing arrangements in this Section 9, if the Company declines to waive the provisions of this Section 9.5 against the Investor, the Investor shall have the option to require the Company to buy back all of its Membership Interests in the Company at the price set forth in
Section 7.1(a).

         9.6. OFFER BY THE INVESTOR. The Investor shall cause Princeton Review Operations, L.L.C. ("Operations") to offer to members of the Program a reasonable discount or other benefit on the products or services of the Investor or an affiliate, such as a free book, in the Investor's reasonable discretion, and subject to such conditions as the Investor shall set from time to time.

         9.7.     LIMITATION ON USE; COST OF MAILINGS.

                  (a) Subject to limitations set forth in agreements under which the Investor shall be bound (provided that the Investor shall not enter into any agreement that shall frustrate the purposes of, or prohibit the achievement of, the intent of this Section 9.7(a)), the Investor shall cause Operations to give the Company a list of its prospects, which shall be used only for marketing membership in the Program. The Company shall reimburse the Investor for any third-party disbursement costs incurred in providing such list to the Company. The Company shall obtain the prior written approval of the Investor before using the Investor's name on any of its marketing tools.

                  (b) The Company shall keep the list of members in the Program derived from the Investor's promotions segregated from its full list of members, and shall not use such segregated list or distribute any materials to the members on such segregated list except for materials distributed to all members in the Program that serve only to inform members of the benefits of membership or, with the prior written approval of the Investor which shall not be unreasonably withheld, for disclosures in the ordinary course of business (as described in Schedule 7.1) pursuant to a written agreement restricting any further dissemination reasonably satisfactory to the Investor, provided however, that the Investor's members are not identified as such and are integrated into the list of all of the Program's members.

         9.8. MEMBERSHIP AT COST TO THE INVESTOR. (a) The Investor shall be allowed to distribute memberships to students enrolled in The Princeton Review courses, and the Investor shall pay for such memberships at the cost thereof as determined in accordance with Schedule 9.8 attached hereto.

                  (b) To the extent that mailings to the Program's members or any materials included with such mailings generate revenues for the Company, then the Investor shall receive the portion (represented by a fraction, the numerator of which is the number of the Investor's students to whom the mailing was sent, the denominator of which is the total number of members to whom the mailing was sent) of those revenues as reimbursement for the printing and postage costs incurred by the Investor, PROVIDED THAT, to the extent that the Investor does not pay for all materials being mailed (the "Uncovered Materials") (either because such materials are not included in the packet of materials being mailed to the Investor's members or otherwise), then the Investor shall receive that portion of the revenues in excess of the variable cost of printing the Uncovered Materials. The Investor shall not pay for the mailing if the third party's payments are sufficient to cover the cost of a mailing to all members of the

Program. The Investor shall have the option to distribute such mailing to its members at its own expense and shall have the option to print such mailing materials at its own expense.

         9.9. PROMOTION OF INVESTOR. The Company agrees to use its best reasonable efforts to promote the Investor's products to its members through its mailings, directory, membership cards and other materials.

         9.10. EXCLUSIVITY BY THE COMPANY. (a) The Company shall not allow any other person or entity that engages in, or is planning or preparing to engage in, the development, production, marketing, sale or distribution of products or services (x) for preparation for standardized tests, or (y) competitive with Trademark (hereinafter described) labelled books or software, or courses covering the same material (a "Competitor") to provide any benefit to members of the Program or otherwise participate in the Program or to advertise in the Directory or any other materials distributed to members of the Program so long as (i) the Investor engages in the joint marketing arrangements with the Company as described in this Section 9 or (ii) the Investor owns 5% or more of the Membership Interests of the Company; provided that the Investor generally provides test preparation services approximately comparable to services provided by its competitors.

                  (b) Neither the Company nor the Member, so long as (i) the Investor engages in the marketing arrangements with the Company as described in this Section 9 or (ii) the Investor owns 5% or more of the Membership Interests of the Company and for a period of six months thereafter, shall engage in or plan or prepare to engage in the development, production, marketing, sale or distribution of products or services for (x) preparation for standardized tests, or (y) competitive with Trademark (hereinafter described) labelled books or software, or courses covering the same material.

         9.11. LICENSE. The Company hereby grants to the Investor and its affiliates, a perpetual, worldwide, royalty-free license to use the "Student Advantage" name and current logo, as the same may be changed from time to time (the "Trademarks"), but only on books, software or electronic media products directed to high school, college and university students (the "Products"). The license granted hereunder shall be exclusive with respect to the Products so long as (a) the Investor engages in the joint marketing arrangements with the Company as described in this Section 9 or owns 5% or more of the Membership Interests, and (b) for a period of one year thereafter. The Investor shall comply with all laws pertaining to marking requirements for maintaining trademarks. The license granted hereunder shall not be transferrable. The Company shall indemnify and hold harmless the Investor from any Indemnifiable Damages (as defined in Section l0.l(a)) incurred by the Investor or its affiliates as a result of or relating to any claim that the Trademarks and/or the use thereof infringe upon the rights of any party. The Investor may not add or delete books, software or electronic media products to the book titles listed on Schedule 9.4 without the Company's prior approval, which may not be unreasonably withheld.

         9.12. TERM OF JOINT MARKETING. The provisions of this Section 9 shall continue unless (a) substantially all of the assets of the Company are acquired pursuant to Section 7.1(c) hereof or if the Investor is required to sell its interest in the Company together with the Member pursuant to the terms of the Co- Sale Agreement, and (b) either Investor or the purchaser reasonably concludes that its continued participation in joint marketing with the other party hereunder would result in a material adverse effect on such company's reputation.

         9.13. USE OF TRADEMARKS AND LOGOS. If either party hereunder intends to use any trademark and/or logo of the other party, then it shall submit such proposed use in writing to such other party for review, and the submitting party shall not use such trademark and/or logo without the written approval of such other party, which approval shall not be unreasonably withheld and shall be deemed given by such other party 5 business days after the submission of an intended use unless such other party notifies the submitting party of its objection, specifying in reasonable detail the basis therefor. Each party shall comply with the other party's reasonable standard guidelines for the use of its trademarks and/or logos.

         9.14. USE OF MEMBERSHIP LIST. The Company shall deliver to the Investor in a reasonably prompt manner, at the request of the Investor, a current list of members in, and prospects for the Program, including their addresses and phone numbers and, with the approval of the Company, not to be unreasonably withheld, complete contents of its pertinent data base to the extent available, in such electronic format as the Investor shall reasonably request to enable it to conduct a direct mail campaign to members and prospects. The Investor shall reimburse the Company for any third-party disbursement costs incurred in providing such list to the Investor. The Investor shall use such list only to promote books, courses, videos and software supplied by the Investor and its business entity affiliates. The Investor shall not conduct mailings to the list more than four times per year without the written approval of the Company, which may not be unreasonably withheld. Such mailings are subject to limitations set forth in agreements under which the Company shall be bound (provided that the Company shall not enter into any agreement that shall frustrate the purposes of, or prohibit the achievement of the intent of, this
Section 9.14). The Investor must receive permission from the Company, which shall not be unreasonably withheld, to use the Company's name on any such mailings.

         9.15 ASSUMPTION OF MARKETING PROVISIONS. The Company shall not enter into any Asset Transaction for the sale of a majority of the assets of the Company in one or a series of transactions unless the purchaser shall assume all provisions of Section 9 hereof.

         10.      REMEDIES.

         10.1.    INDEMNIFICATION BY THE COMPANY AND THE MEMBER.

                  (a) The Member and the Company, subject to the limitations expressly set forth in Sections 10.6 and 10.7 hereof, shall defend, hold harmless and indemnify the Investor from any and all losses, liabilities, proceedings, claims, settlements, judgments, fines, assessments, damages and expenses (including reasonable attorneys' fees and investigation and litigation expenses, whether arising out of a third party claim or relating to recovering Indemnifiable Damages) (collectively, together with amounts referred to in
Section 10.3 hereof, the "Indemnifiable Damages") that the Investor suffers or incurs in whole or in part by reason of, or which may arise out of: (i) the inaccuracy or breach of any of the representations and/or warranties of the Company in this Agreement and (ii) the breach by the Company and/or the Member of any of the covenants or warranties herein.

                  (b) The Member and the Company shall defend, hold harmless and indemnify the Investor from any and all Indemnifiable Damages incurred directly by the Investor or its agents and arising out litigation brought by Passport against the Investor or its agents. Any payment by the Company under this Section 10.1(b) shall constitute Reduced Value (as defined in Section 10.3 hereof). This Section 10.1(b) shall not apply to any damages allegedly caused to the Investor by reason of claims made by Passport against the Company.

         10.2. INDEMNIFICATION BY INVESTOR. The Investor shall defend, hold harmless and indemnify the Company from any and all Indemnifiable Damages that the Company suffers or incurs by reason of: (i) the inaccuracy and/or breach of any of the representations and warranties of the Investor herein; or (ii) the breach by the Investor of any of the covenants and/or warranties herein.

         10.3. CALCULATION OF DAMAGES. To the extent that a misrepresentation or breach of warranty has occurred or occurs hereunder, and the Company's fair market value as determined upon accounting for the true and correct facts is less than the fair market value of the Company as determined based on the facts as represented or warranted herein (the difference referred to herein as the "Reduced Value"), then the Investor shall be deemed to be damaged by an amount equal to its equity interest in such Reduced Value, and such damages, if any, shall be deemed to be included in Indemnifiable Damages hereunder. The amount of any payment by the Company in satisfaction of its indemnification liability under Section 10.1 shall be deemed to constitute further "Reduced Value" under this Section 10.3.

         10.4.    NOTICE AND RIGHT TO DEFEND THIRD PARTY CLAIMS.

                  (a) Promptly upon receipt of notice of any third party claim, demand or assessment or the commencement of any suit, action or proceeding in respect of which indemnity may be sought on account of an indemnity agreement contained in this Section 10, the party seeking indemnification (the "Indemnitee") shall notify in writing, within sufficient time to respond to such claim or answer or otherwise plead in such action, the party from whom indemnification is sought (the "Indemnitor") thereof; provided, however, that failure or delay to supply such notice shall not relieve Indemnitor of Indemnitor's indemnification obligation hereunder except to the extent that Indemnitor is actually prejudiced by such failure or delay.

                  (b) In case any claim, demand or assessment is asserted or suit, action or proceeding commenced against an Indemnitee (collectively a "Claim") and it notifies the Indemnitor of the commencement thereof, if the Indemnitor acknowledges its indemnification obligations therefor hereunder, then the Indemnitor shall be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof; provided, however, that if the Indemnitee has any separate defense from those of the Indemnitor, the Indemnitee shall have the right to be represented by its own counsel at the Indemnitor's expense. The Indemnitee shall have the right in any event to participate in any such defense with its own counsel at its own expense.

                  (c) Anything to the contrary herein notwithstanding, prior to finally settling any such Claim, the Indemnitor shall give to the Indemnitee prompt notice of its intention to settle same and the terms of such proposed settlement and acknowledging its indemnification responsibility therefor hereunder. If the Indemnitee shall object to such proposed settlement within 10 days, then the Indemnitee shall thereafter, at its sole expense, assume the control and defense of such claim, suit, action, investigation or proceeding and in such event the liability of the Indemnitor shall be limited to the amount for which the same could have been settled as proposed by the Indemnitor. If the Indemnitee does not object to the terms of the proposed settlement within the aforesaid 10-day period, then the Indemnitor shall have the right to consummate such proposed settlement upon the terms set forth in the aforesaid notice. If Indemnitor acknowledges in writing its obligation to indemnify Indemnitee with respect to a Claim, then Indemnitee shall not settle such Claim without Indemnitor's prior written consent.

         10.5. PAYMENT OF AMOUNTS DUE. The amount of any indemnifiable damages conceded or determined to be due shall be paid to Indemnitee within twenty (20) business days from the date so conceded or determined.

         10.6. BASKET AND LIMITATION FOR INDEMNIFICATION. Any other provision of this Agreement to the contrary notwithstanding, the liabilities of the parties under this Agreement (other than pursuant to Section 10.1(b) hereof) shall be limited in that no party shall have any liability to the other party hereunder that arises from any nonwilful and nonfraudulent default, breach of warranty, misrepresentation, omission or failure, including any liability pursuant to Section 10.2 or 10.3 hereof, unless the aggregate amount of all indemnifiable damages incurred by the indemnitee arising from all such innocent defaults, breaches, misrepresentation, omissions and failures by the Indemnitor, exceeds $25,000, and in such event, the Indemnitor shall be required to pay only the amount by which such aggregate indemnifiable damages exceed $25,000, except that such limit shall not be applicable with respect to claims based on breach of warranty or misrepresentation under Section 5.3(d), nor shall such claims be counted in satisfying such $25,000 basket; PROVIDED, HOWEVER, that claims consisting of the first $20,000 of liabilities referred to in clause 5.3(d) (iii) shall be counted in satisfying such $25,000 basket.

         10.7. LIMITATION FOR INDEMNIFICATION BY THE MEMBER. Any other provision in this Agreement to the contrary notwithstanding, except for fraud, the Investor shall have no recourse against the Member personally and the Member shall not be liable for any amount under this Agreement except as to his membership interest in the Company, which is pledged pursuant to the Pledge Agreement. For the purposes of satisfying any such liability through transfer of a fraction of the Member's membership interest in the Company, each 1 Unit of membership interest of the Member (assuming 10,000 Units Outstanding at the Closing) together with the portion of the Member's capital account associated therewith shall be valued at $109.37 per Unit, or, if any, the purchase price per each 1 Unit of membership interest in the most recent arms-length negotiated sale after the date hereof of membership interests by the Company to an unaffiliated party for a purchase price in excess of $[50,000].

         10.8. AUDIT RIGHT. The Investor shall have the right, not more often than semi-annually to conduct an audit of the Company's books and records on reasonable advance notice at the office of the Company at the Investor's expense to insure compliance with the terms of this Agreement; provided, however, that if such audit uncovers any underpayment of amounts owed to the Investor in excess of 5%, or if it uncovers any other material breach or default hereunder, then the Company shall reimburse the Investor for the reasonable costs of such audit.

         10.9. LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. The Investor hereby acknowledges that budgets and forecasts are inherently speculative and that the actual future results of operations of the Company may be materially different from those set forth in the budget attached hereto as Schedule 5.10. The Investor further acknowledges that neither the Company nor the Member has made or is making any representations and warranties other than as set forth in this Agreement and the Schedules and Exhibits attached hereto.

         11.      ADDITIONAL PROVISIONS.

         11.1. MODIFICATION OF AGREEMENT; CONSENT. This Agreement and the documents and instruments referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and/or compliance with any covenant or condition herein set forth may be omitted, only pursuant to a written document executed by or on behalf of the parties hereto.

         11.2. STAMP, TAX AND DELIVERY COSTS. The Company shall pay all stamp and other taxes, if any, which may be payable in respect of the issuance and sale of any Securities to the Investor, and shall save the Investor harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

         11.3. EXPENSES. Except as explicitly set forth elsewhere in this Agreement, each of the parties hereto agrees to pay its own expenses incurred in connection with the transactions contemplated herein.

         11.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except this Agreement and the obligations hereunder may not be assigned by the Company without the consent of the Investor.

         11.5. NOTICES. All notices and communications provided for hereunder shall be deemed to be given when personally delivered or mailed with sufficient postage by registered or certified mail, return receipt requested, or by receipted courier service or sent by a nationally recognized overnight courier procuring a return receipt;

                  (a) if to the Company, 321 Columbus Avenue, Boston, MA 02116, or at such other address as may have been furnished to the Investor in writing by the Company, marked "Attn: President," with a copy to Jeffrey N. Siegel, Esq., Shack & Siegel, P.C., 530 Fifth Avenue, New York, NY 10036 or

                  (b) if to the Investor, 2315 Broadway, New York, NY 10024, marked "Attn: Mr. John Katzman," or at such other address as may be furnished to the Company by the Investor in writing, with a copy to Seth A. Akabas, Esq., Akabas & Cohen, 488 Madison Avenue, Sixth Floor, New York, NY 10022 or

                  (c) if to the Member, 300 Columbus Avenue, #2, Boston, MA 02116, or at such other address as may have been furnished to the Investor.

         Any notice or other communication so addressed and so sent shall be deemed to have been given when mailed.

         11.6. GOVERNING LAW. This Agreement is made in the State of New York and shall be governed by and construed in accordance with the laws of said State.

         11.7. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         11.8. ENFORCEMENT. As a further inducement to the purchase of the Securities, the Company, acknowledging that the Investor is relying on the covenants in this Section 11.8, covenants and agrees that in any action or proceeding brought on, under or in connection with or relating to this Agreement, the Securities or any other document executed or matter Contemplated in connection herewith or therewith, shall and does hereby expressly waive trial by jury. The Company (i) agrees that any legal suit, action or proceeding arising out of, under, in connection with or relating to this Agreement, the Securities or any other document executed or matter contemplated in connection herewith or therewith, may be instituted in any Federal or State Court in the State of New York, City of New York; (ii) waives any objection the Company may have now or hereafter to the laying of the venue of any such suit, action or proceeding; (iii) irrevocably submits to the jurisdiction of any such Court in any such suit, action or proceeding; (iv) agrees not to bring any such suit, action or other proceeding in any other jurisdiction. and (v) consents to the effecting of service of process in any such suit by the means provided for notice under Section 11.5 herein.

         11.9. TERM. All of the covenants and other terms of this Agreement shall survive in full force and effect so long as the Investor owns any of the Securities, except as specifically set forth herein.

         11.10. CONSTRUCTION. (a) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (b) Any representation or warranty made to the knowledge of any parties hereto, or as to what any such party is aware of, or statements of similar purport, shall mean that such party has made a reasonable and diligent investigation of the facts in connection therewith and is making such representation or warranty based upon the results of such investigation.

                  (c) Each of the parties to this Agreement participated in the drafting of this Agreement and the interpretation of any ambiguity contained in this Agreement will not be affected by the claim that a particular party drafted any provision hereof.

                  (d) Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.

                  (e) The invalidity or unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof or such provision in other jurisdictions, and this Agreement shall be construed in such jurisdiction in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision in such jurisdiction there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provisions as may be possible and be legal, valid and enforceable.

         11.11. CONFIDENTIALITY. The parties hereto agree that the existence of and contents of this Agreement and the Investor's ownership interest in the Company shall not be disclosed other than by mutual agreement of the parties except as necessitated by generally accepted accounting principles in financial statements of the Investor, in connection with transactions in which the Investor engages reasonably requiring such disclosure or as required by law.


Exhibits
--------

4.1               Form of Member's Certificate
4.2               Co-Sale Agreement
4.3(a)            Security Agreement
4.3(b)            Convertible Secured Promissory Note
4.3(c)            Secured Term Acquisition Promissory Note
4.3(d)            Pledge Agreement/Guaranty
4.4               Operating Agreement and Consent of Members
4.5               Employment Agreement
5.1               Certificate of Formation, Good Standing Certificate

Schedules
---------

3                 Use of Proceeds
5.2               Capitalization Table
5.3               Financial Statements
5.3(d)            Additional liabilities
5.4(b)            Trademarks and Copyrights
5.4(c)            Claims
5.6               Subsidiaries (Atlanta arrangements)
5.7               Permits
5.8               Form of Member's Schedule C
5.10              Budget

5.11              Contracts
5.14              Insurance
5.17              Program Membership
5.19              Documents Relating to Arrangements with Passport
7.1               Mission Statement
9.4               List of Student Advantage Books
9.8               Method of Calculating Cost of Membership


Other Documents
---------------

UCC-1 Financing Statements
Lien and Judgment Searches
         Student Advantage
         Raymond Sozzi
Passport Acquisition Documents
Credit Search Raymond Sozzi
1994 Partnership Tax Return
Agreement with DML Enterprises
Assignment and Assumption Agreement (Partnership/LLC)
Membership Voting Agreement and Proxies

         IN WITNESS WHEREOF, the Member has executed, and each of the Company and the Investor has caused to be duly executed by its duly authorized officer this Agreement, as of the date first written above.



PRINCETON REVIEW                             STUDENT ADVANTAGE LLC
  PUBLISHING, L.L.C.



By: /s/ John Katzman                         By: /s/ Raymond V. Sozzi, Jr.
    ------------------------------               ------------------------------
    Name: John Katzman                           Name: Raymond V. Sozzi, Jr.
    Title: President                             Title: President




/s/ Raymond V. Sozzi, Jr.
----------------------------------
RAYMOND SOZZI